UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
LIGHT SCIENCES ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington	20-2306690

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

34931 S.E. Douglas Street Suite 250 Snoqualmie, WA	98065

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-133474

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.      Description of Registrant’s Securities to be Registered
          The description of the common stock, par value $0.001 per share, to be registered hereunder set forth under the heading “Description of our Capital Stock,” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-133474), originally filed with the Securities and Exchange Commission on April 21, 2006, as amended, is incorporated by reference in response to the information required by this item.
Item 2.      Exhibits
          The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

3.2*	Form of Amended and Restated Articles of Incorporation of the Registrant.

3.4*	Form of Amended and Restated Bylaws of the Registrant.

4.1*	Specimen Common Stock Certificate.

10.15*	Investors Rights Agreement between the Registrant, Light Sciences Corporation and the holders of the Registrant’s Series A convertible preferred stock, dated October 6, 2005, including the amendment dated September 11, 2006.
*	Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (File No. 333-133474), originally filed with the Securities and Exchange Commission on April 21, 2006, as amended.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIGHT SCIENCES ONCOLOGY, INC.
/s/ Robert M. Littauer
Robert M. Littauer
Vice President, Chief Financial Officer and Treasurer

Dated: September 26,  2006

EXHIBIT INDEX

Exhibit No.	Description

3.2*	Form of Amended and Restated Articles of Incorporation of the Registrant.

3.4*	Form of Amended and Restated Bylaws of the Registrant.

4.1*	Specimen Common Stock Certificate.

10.15*	Investors Rights Agreement between the Registrant, Light Sciences Corporation and the holders of the Registrant’s Series A convertible preferred stock, dated October 6, 2005, including the amendment dated September 11, 2006.
*	Incorporated by reference to the exhibit of the same number in the Registration Statement on Form S-1 (File No. 333-133474), originally filed with the Securities and Exchange Commission on April 21, 2006, as amended.